                      Morgan Stanley Fundamental Value Fund
                          Item 77(O) 10F-3 Transactions
                        October 1, 2005 - March 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund

                                                                Goldma
 Qwest                                                            n,
Commun  11/2/    -     $100.0 $1,100,  440,00    0.04%  6.14%   Sachs   Goldma
icatio    05             0    000,000     0                     & Co.,     n
  ns                                                            Credit   Sachs
 Inc.                                                           Suisse
 3.5%                                                           First
Conver                                                          Boston
 tible                                                            ,
 Notes                                                          Morgan
  due                                                           Stanle
 2025                                                             y,
                                                                Citigr
                                                                 oup,
                                                                Lehman
                                                                Brothe
                                                                 rs,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                 ties

                                                                Citigr
                                                                 oup,
 Amgen  2/14/    -     $100.0 $2,500,    241     0.01%  0.22%   JPMorg  Merril
 Inc.     06             0    000,000                             an       l
 Note                                                           Securi   Lynch
 0.375                                                          ties,
  due                                                           Lehman
2/1201                                                          Brothe
   3                                                             rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                 Bear
                                                                Stearn
                                                                s & Co
                                                                Inc.,
                                                                Credit
                                                                Suisse